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                                                                  EXHIBIT 22





SUBSIDIARIES OF HEALTHCARE COMPARE CORP.



     AFFORDABLE HealthCare Concepts
     Incorporated in California


     Occupational-Urgent Care Health Systems, Inc.
     Incorporated in California


     Office Realty Investors, Inc.
     Incorporated in Illinois


     COMPARE Leasing Corp.
     Incorporated in Delaware


     HCC Insurance Services Corp.
     Incorporated in Illinois


     HealthCare COMPARE Administrative Services, Inc.
     Incorporated in Illinois


     American Life and Health Insurance Company
     Incorporated in Missouri


     Cambridge Life Insurance Company
     Incorporated in Missouri


     CHP Administration, Inc.
     Incorporated in California